As filed with the Securities and Exchange Commission on June 5, 2007

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087-4515

(Address of principal executive offices) (Zip Code)

PENN VIRGINIA CORPORATION

THIRD AMENDED AND RESTATED

1999 EMPLOYEE STOCK INCENTIVE PLAN

(Full title of the plan)

Nancy M. Snyder

Executive Vice President, General Counsel and Corporate Secretary

Penn Virginia Corporation

Three Radnor Corporate Center, Suite 300

100 Matsonford Road

Radnor, Pennsylvania 19087-4515

(Name and address of agent for service)

(610) 687-8900

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000 shares	$79.14	$79,140,000	$2,430

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of common stock that become available under the plan because of events such as recapitalizations, stock dividends, stock splits or similar transactions effected without the receipt of consideration that increase the number of the outstanding shares of common stock.

(2)	This registration statement also covers the associated rights to purchase fractional shares of preferred stock of the registrant issuable pursuant to the registrant’s Rights Agreement dated as of February 11, 1998, as amended. Until the occurrence of certain prescribed events, none of which has occurred, the rights are not exercisable, are evidenced by the certificates representing common stock and will be transferred only with the common stock.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the common stock as reported by the New York Stock Exchange on May 29, 2007.

EXPLANATORY NOTE

Penn Virginia Corporation (the “Company”) has previously filed registration statements on Form S-8 (the “Prior Registration Statements”) relating to the Company’s Third Amended and Restated 1999 Employee Stock Incentive Plan, as amended (formerly known as the Company’s 1999 Employee Stock Incentive Plan) (the “Plan”) with the following file numbers: File No. 333-96465 and File No. 333-103455. On May 8, 2007, the shareholders of the Company approved an amendment to the Plan that, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan from 1,600,000 to 2,600,000. Accordingly, this registration statement is being filed to register the additional 1,000,000 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, including each of the documents filed with the Securities and Exchange Commission, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the exhibits is filed herewith:

Exhibit No.	Description
4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on February 26, 2007).

4.5	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1.1 to Company’s Registration Statement on Form 8-A filed on February 20, 1998).

4.6	Amendment No. 1 to Rights Agreement dated as of March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K filed on March 28, 2002).

4.7	Penn Virginia Corporation Third Amended and Restated 1999 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed on April 30, 2007).

4.8	Amendment Number 1 to the Penn Virginia Corporation Third Amended and Restated 1999 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K filed on April 30, 2007).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Nancy M. Snyder (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 5th day of June, 2007.

PENN VIRGINIA CORPORATION

By:	/s/ Nancy M. Snyder
Nancy M. Snyder Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints A. James Dearlove, Frank A. Pici and Nancy M. Snyder, and each of them, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 5th day of June, 2007.

Signature	Title

/s/ A. James Dearlove A. James Dearlove	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Frank A. Pici Frank A. Pici	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Forrest W. McNair Forrest W. McNair	Vice President and Controller (Principal Accounting Officer)

/s/ Edward B. Cloues, II Edward B. Cloues, II	Director

/s/ Robert Garrett Robert Garrett	Director

/s/ Keith D. Horton Keith D. Horton	Director

/s/ Steven W. Krablin Steven W. Krablin	Director

/s/ Marsha R. Perelman Marsha R. Perelman	Director

/s/ Philippe van Marcke de Lummen Philippe van Marcke de Lummen	Director

/s/ Gary K. Wright Gary K. Wright	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.1 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3.2 to Company’s Annual Report on Form 10-K for the year ended December 31, 1999).

4.3	Articles of Amendment of Articles of Incorporation of Penn Virginia Corporation (incorporated by reference to Exhibit 3 to Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

4.4	Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on February 26, 2007).

4.5	Rights Agreement dated as of February 11, 1998 between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 1.1 to Company’s Registration Statement on Form 8-A filed on February 20, 1998).

4.6	Amendment No. 1 to Rights Agreement dated as of March 27, 2002 by and between Penn Virginia Corporation and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Company’s Current Report on Form 8-K filed on March 28, 2002).

4.7	Penn Virginia Corporation Third Amended and Restated 1999 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to Company’s Current Report on Form 8-K filed on April 30, 2007).

4.8	Amendment Number 1 to the Penn Virginia Corporation Third Amended and Restated 1999 Employee Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to Company’s Current Report on Form 8-K filed on April 30, 2007).

5.1	Opinion of Nancy M. Snyder as to legality of securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Nancy M. Snyder (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).